                                                                    Exhibit 10.1


DATED                                                           MARCH 22ND, 2002
--------------------------------------------------------------------------------







                                 (1) ASPEON INC.

                                     - AND -

                           (2) BROOMCO (2647) LIMITED




                    -----------------------------------------

                                    AGREEMENT
                                   relating to

                    the sale and purchase of the whole of the issued share capital of Javelin Holdings
                             International Limited

                    -----------------------------------------











--------------------------------------------------------------------------------

                                    CONTENTS

1.   DEFINITIONS AND INTERPRETATION............................................1

2.   SALE AND PURCHASE OF SHARES...............................................5

3.   CONSIDERATION.............................................................5

4.   COMPLETION................................................................5

5.   VENDOR'S WARRANTIES.......................................................5

6.   PURCHASER'S WARRANTY......................................................6

7.   VENDOR'S COVENANTS........................................................7

8.   INTER-COMPANY DEBT........................................................9

9.   ESCROW AGREEMENT.........................................................10

10.  TOOLING..................................................................10

11.  TRANSFER OF ASSETS.......................................................10

12.  FURTHER ASSURANCE AND ATTORNEY...........................................10

13.  INFORMATION..............................................................10

14.  ANNOUNCEMENTS............................................................11

15.  COSTS....................................................................11

16.  SUCCESSORS AND ASSIGNMENT................................................11

17.  ENTIRE AGREEMENT.........................................................11

18.  TIME FOR PERFORMANCE.....................................................12

19.  VARIATIONS...............................................................12

20.  WAIVER...................................................................12

21.  AGREEMENT CONTINUES IN FORCE.............................................12

22.  SEVERABILITY.............................................................12

23.  NOTICES..................................................................12

24.  COUNTERPARTS.............................................................13

25.  THIRD PARTY RIGHTS.......................................................13

26.  GOVERNING LAW AND DISPUTE RESOLUTION.....................................13

SCHEDULE 1....................................................................14

     PART 1   14

     THE COMPANY..............................................................14

     PART 2   15

     THE SUBSIDIARIES.........................................................15

SCHEDULE 2....................................................................16

     THE WARRANTIES...........................................................16

SCHEDULE 3....................................................................18

     COMPLETION...............................................................18

ANNEXURE A....................................................................20

THIS AGREEMENT is made on March 22nd, 2002

BETWEEN

(1)      ASPEON INC.

(2)      BROOMCO (2647) LIMITED

THIS AGREEMENT is made on  March 22nd, 2002

BETWEEN

(1) ASPEON INC. (a Delaware Corporation) whose principal place of business is at 16832 Red Hill Avenue, Irvine, California, CA 606 USA ("VENDOR"); and

(2) BROOMCO (2647) LIMITED a company registered in England and Wales with number 4261386 whose registered office is at Fountain Precinct, Balm Green, Sheffield S1 1RZ ("PURCHASER").

BACKGROUND

A Javelin Holdings International Limited ("COMPANY") is a private company limited by shares. Further information relating to the Company and its Subsidiaries is set out in schedule 1.

B The Vendor is the beneficial owner or is otherwise able to procure the transfer of the Shares.

C The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares for the consideration and upon the terms and conditions set out in this agreement.

IT IS HEREBY AGREED:

1.       DEFINITIONS AND INTERPRETATION

         1.1 In this agreement the following words and expressions shall (except where the context otherwise requires) have the following meanings:

                  "1985 ACT" means the Companies Act 1985;

                  "1989 ACT" means the Companies Act 1989;

                  "ACCOUNTS" means the unaudited accounts of the Company and the Subsidiaries comprising (inter alia) the unaudited balance sheet as at the Accounts Date and the unaudited profit and loss account for the period ended on the Accounts Date as attached as appendix A;

                  "ACCOUNTS DATE" means 30 June 2001;

                  "BUSINESS DAY" means a day other than a Saturday or Sunday on which banks are open for commercial business in the City of London;

                  "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property used, or required to be used, by the Company or any of the Subsidiaries in, or in connection with, its business;

                  "COMPANIES ACTS" means the 1985 Act, the 1989 Act and the Companies Consolidation (Consequential Provisions) Act 1985;

                  "COMPLETION" means the performance of all the obligations of the parties to this agreement set out in clause 4;

                  "COMPLETION BOARD MINUTES" means minutes of meetings of the boards of directors of the Company and the Subsidiaries in the agreed form;

                  "COMPLETION DATE" means the date of this agreement;

                  "CONFIDENTIAL INFORMATION" means information (however stored) created on or at any time prior to Completion relating to or connected with the business, customers or financial or other affairs of the Company or any of the Subsidiaries details of which are not in the public domain including, without limitation, information concerning or relating to:

                  (a) the Business Intellectual Property and any other property of the Company or any member of the Group in the nature of intellectual property;

                  (b) any technical processes, future projects, business development or planning, commercial relationships and negotiations; and

                  (c) the marketing of goods or services including, without limitation, customer, client and supplier lists, price lists, sales targets, sales statistics, market share statistics, market research reports and surveys and advertising or other promotional materials and details of contractual arrangements and any other matters concerning the clients or customers of or other persons having dealings with the Company or any member of the Group, provided that this shall not apply to any Confidential Information which relates to any product or products sold under the "Javelin" trade name and which are the exclusive property of the Vendor.

                  "CONSIDERATION" means the consideration for the Shares set out in clause 3.

                  "ENCUMBRANCE" means a mortgage, charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

                  "ESCROW AGREEMENT" means an agreement to be entered into between the Vendor and the Purchaser in a form to be agreed between them, pursuant to which, inter alia, the Vendor shall deposit with an escrow agent, an electronic copy of the designs of the Viper and subsequent products of the Vendor known as "Agile", such data to be updated by the Vendor on a monthly basis;

                  "GROUP" means the Company and its subsidiary undertakings from time to time and references to a "member of the Group" or a "Group member" shall be construed accordingly;

                  "INTELLECTUAL PROPERTY" includes patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, data, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, semiconductor topography rights, trade marks, service marks, logos, domain names, business names, trade names, moral rights, and all registrations or applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country or jurisdiction, rights in the nature of unfair competition rights and rights to sue for passing-off;

                  "JADE" means Jade Communications Limited

                  "JSE" means Javelin Systems Europe Limited;

                  "LICENCE AGREEMENT" means an agreement to be entered into between Javelin Systems International Pte Limited and the Purchaser in a form to be agreed between the Vendor and the Purchaser, pursuant to which, inter alia, Javelin Systems International Pte Limited shall grant to the Purchaser a licence to use all tooling required in the manufacture of the Viper and subsequent products, for an annual fee of $5,000;

                  "MANAGERS" means Moray Boyd, Anthony Sampson, Mark Brackley and Alex Nelson;

                  "PROPERTIES" means the leasehold land and premises at Units 35 and 36 Stakehill Industrial Estate, Middleton, Manchester and at Clayton Road, Birchwood, Warrington and any part or parts thereof;

                  "PURCHASER'S ACCOUNTANTS" means BDO Stoy Hayward of Commercial Buildings, 11-15 Cross Street, Manchester M2 4WE;

                  "PURCHASER'S SOLICITORS" means DLA of 101 Barbirolli Square, Manchester M2 3DL (Ref: E Montorio/S Horsley);

                  "SHARES" means the 263,500 issued and allotted ordinary shares of (pound)1 each in the capital of the Company comprising the whole of the issued share capital of the Company;

                  "SUBSIDIARIES" means all the subsidiary undertakings of the Company at the date hereof further details of which are set out in part 1 of schedule 2 and "Subsidiary" shall mean any of them;

                  "VENDOR'S GROUP" means the Vendor, any holding company of the Vendor, any subsidiary of the Vendor and any subsidiary of any such holding company from time to time;

                  "VENDOR'S SOLICITORS" means Paul, Hastings, Janofsky & Walker LLP of Tower 42, 25 Old Broad Street, London EC2N 1HQ (Ref: K.
                  Ott);

                  "WARRANTIES" means the warranties contained or referred to in clause 5 and schedule 2;

         1.2      In this agreement where the context admits:

                  1.2.1 words and phrases which are defined or referred to in or for the purposes of the Companies Acts have the same meanings in this agreement (unless otherwise expressly defined in this agreement);

                  1.2.2 sections 5, 6, 8 and 9 of and schedule 1 to the Interpretation Act 1978 apply in the same way as they do to statutes;

                  1.2.3 reference to a statutory provision includes reference to:

                           1.2.3.1 any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made);

                           1.2.3.2 any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement except to the extent that any modification, amendment, consolidation, re-enactment or replacement made after the date of this agreement would increase the liability of any of the parties hereto;

                  1.2.4 reference to statutory obligations shall include obligations arising under Articles of the Treaty establishing the European Community and regulations and directives of the European Union as well as United Kingdom acts of Parliament and subordinate legislation;

                  1.2.5 reference to a clause, schedule or paragraph is to a clause, schedule or a paragraph of a schedule of or to this agreement respectively;

                  1.2.6 reference to the parties to this agreement includes their respective successors, permitted assigns and personal representatives;

                  1.2.7 reference to any party to this agreement comprising more than one person includes each person constituting that party;

                  1.2.8    reference to any gender includes the other gender;

                  1.2.9 reference to any professional firm or company includes any firm or company effectively succeeding to the whole, or substantially the whole, of its practice or business;

                  1.2.10 reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

                  1.2.11 the index, headings and any descriptive notes are for ease of reference only and shall not affect the construction or interpretation of this agreement;

                  1.2.12   this agreement incorporates the schedules to it;

                  1.2.13 a person shall be deemed to be connected with another if that person is so connected within the meaning of section 839 of the Taxes Act;

                  1.2.14 in clause 5 and schedule 2 references to "the Company" shall, in addition to the Company, include every Subsidiary to the intent and effect that the provisions of clause 5 and the Warranties and schedule 2 shall apply to and be given in respect of each Subsidiary as well as the Company;

                  1.2.15 the "agreed form" in relation to any document means the form agreed between the parties to this agreement and, for the purposes of identification only, initialled by or on behalf of the parties.

2.       SALE AND PURCHASE OF SHARES

         The Vendor shall sell with full title guarantee the Shares and the Purchaser shall purchase the Shares free from all Encumbrances and together with all rights of any nature which are now or which may at any time become attached to them or accrue in respect of them including all dividends and distributions declared paid or made in respect of them on or after the date of this agreement.

3.       CONSIDERATION

         The Consideration payable by the Purchaser to the Vendor for the purchase of the Shares shall be $125,995 which shall be paid in cash at Completion.

4.       COMPLETION

         4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date when each of the parties shall comply with the provisions of schedule 3.

         4.2 The Purchaser shall not be obliged to complete the purchase of the Shares under this agreement unless the Vendor complies fully with its obligations under schedule 3 and unless the purchase of all the Shares is completed simultaneously (but so that completion of the purchase of some of the Shares will not affect the rights of the Purchaser with respect to the others).

         4.3 If Completion does not take place on the Completion Date because the Vendor fails to comply with any of its obligations under schedule 3, the Purchaser may, by notice to the Vendor:

                  4.3.1 proceed to Completion to the extent reasonably practicable;

                  4.3.2 postpone Completion to a date not more than 10 Business Days after the Completion Date; or

                  4.3.3    terminate this agreement.

         4.4 If the Purchaser postpones Completion to another date in accordance with clause 4.3.2, the provisions of this agreement apply as if that other date is the Completion Date.

         4.5 If the Purchaser terminates this agreement pursuant to clause 4.3.3, each party's further rights and obligations shall cease immediately on termination, but termination shall not affect a party's accrued rights and obligations as at the date of termination.

5.       VENDOR'S WARRANTIES

         5.1 The Vendor warrants and undertakes to the Purchaser that, at the date of this agreement, each of the statements set out in schedule 2 is true, accurate and complete in all respects and not misleading.

         5.2 The Vendor acknowledges that the Purchaser is entering into this agreement in reliance on each Warranty which has also been given as a representation and with the intention of inducing the Purchaser to enter into this agreement and that the Purchaser has been induced to enter into this agreement on the basis of and in full reliance upon them.

         5.3 Each of the Warranties shall be construed as a separate and independent warranty and (except where this agreement provides otherwise) shall not be limited or restricted by reference to or inference from any other term of this agreement or any other Warranty.

         5.4 The rights and remedies of the Purchaser in respect of any breach of any of the Warranties shall survive Completion.

         5.5 The Vendor waives and may not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or its officers or employees in enabling the Vendor to give the Warranties and any representations.

         5.6 Warranties shall not be deemed in any way modified or discharged by reason of any investigation made or to be made by or on behalf of the Purchaser or by reason of any information relating to the Company of which the Purchaser has knowledge (actual, implied or constructive).

         5.7 The Purchaser accepts the benefit of clause 5 (including, without limitation, the Warranties) for itself and as trustee for each undertaking which is at any time a subsidiary undertaking of the Purchaser.

6.       PURCHASER'S WARRANTY

         6.1 Subject to clauses 6.1.5 and 6.3, the Purchaser warrants to the Vendor that none of the Managers has:-

                  6.1.1 created any liability, borrowings or indebtedness in the nature of borrowings;

                  6.1.2 created any guarantee, indemnity or undertaking (whether or not legally binding); or

                  6.1.3 created any Encumbrance or any obligations (including a conditional obligation) to create an Encumbrance to which the Vendor is subject or bound; or

                  6.1.4 so far as the Purchaser is aware, entered into an agreement or arrangement to allot or issue shares in the capital of the Company or the Subsidiaries to any person or to grant the right (whether conditional or not) to require the allotment or issue of any share in the capital of the Company or the

                           Subsidiaries (including without limitation an option or right of pre-emption or conversion) to any person.

                  6.1.5 so far as the Purchaser is aware, there is no Encumbrance on, over or affecting the shares in the Subsidiaries and so far as the Purchaser is aware, there is no agreement or commitment in relation to the shares in the Subsidiaries to give or create any Encumbrance or negotiations which may lead to such an agreement or commitment and so far as the Purchaser is aware, no claim has been made by any person to be entitled to an Encumbrance in relation thereto.

         6.2      There shall be excluded from the warranties set out at clause
                  6.1:-

                  6.2.1 any matters which have been created or caused to be created as a consequence of any act or omission of Alex Nelson at any time when he was an employee of the Vendor;

                  6.2.2 any matter or thing by which the Vendor is bound or in respect of which the Vendor is subject solely by virtue of the Company and/or the Subsidiaries being a member of the Vendor's Group but not otherwise; or

                  6.2.3 any matter or claim relating to or connected in any way with Mr Green, Mr Scarlett or Contech Consultants Limited or in respect of any claim made by any of Mr Green, Mr Scarlett or Contech Consultants Limited or any persons connected with them.

         6.3 Reference to the awareness of the Purchaser shall mean actual knowledge of each Manager (not having made enquiry of each other) at the date of this agreement.

         6.4 The Purchaser hereby undertakes to use its best endeavours (but this shall not include, the giving of any personal guarantees or providing bank guarantees or any other security in respect of the same) to procure that the Vendor is released from the guarantee given by Vendor as set out in clause 18 of a lease of land and buildings at Clayton Road, Birchwood Warrington dated 31 July 1998 as made between Manweb plc (1) Javelin Systems (Europe) Limited (2) and the Vendor (3), ("THE GUARANTEE") on or before 1 September 2003 and in any event shall procure that the Vendor is released from the Guarantee on or before 1 September 2003 and until such release the Purchaser shall keep the Vendor fully and effectually indemnified against all costs, charges, expenses, demands and other payments suffered by the Vendor as a result of claims being made by Manweb plc(or its successors in title or assignees) against the Vendor under the Guarantee.

7.       VENDOR'S COVENANTS

         7.1 The Vendor undertakes to and covenants with the Purchaser that (except with the consent in writing of the Purchaser) it will not and shall procure that each member of the Vendor's Group will not at any time after Completion:

                  7.1.1 use or procure or cause or (so far as he is able) grant the right to any person to use any name or names identical or similar to or including the word "Jade" anywhere in this world or any colourable imitation thereof in connection with any activity whatsoever;

                  7.1.2 do or say anything which is likely or intended to damage the goodwill or reputation of the Company or any other member of the Group or of any business carried on by any member of the Group or which may lead any person to cease to do business with the Company or any other member of the Group on substantially equivalent terms to those previously offered or not to engage in business with the Company or any other member of the Group.

         7.2 The Vendor undertakes to and covenants with the Purchaser that (except with the consent in writing of the Purchaser) it will not and shall procure that each member of the Vendor's Group will not for a period of 3 years after Completion (except as required by law or by any regulatory authority) disclose or divulge to any person (other than to officers or employees of the Vendor whose province it is to know the same) or use (other than for the benefit of the Purchaser) any Confidential Information which may be within or have come to its knowledge and it shall use all reasonable endeavours to prevent such publication, disclosure or misuse of any Confidential Information.

         7.3 The Vendor undertakes to and covenants with the Purchaser that it will not and will procure that each member of the Vendor's Group will not, for a period of two years after the date of this agreement, either on its own behalf or jointly with, or as agent for any other person, directly or indirectly:

                  7.3.1 approach, canvass, solicit or otherwise act with a view to enticing away from or seeking in competition with any business of the Company or any of the Subsidiaries the custom of any person who at any time during the period of 12 months preceding the Completion Date is or has been a customer of the Company or any of the Subsidiaries and during such period shall not use its knowledge of or influence over any such customer to the detriment of the Company or any of the Subsidiaries;

                  7.3.2 seek to contract with or engage (in such a way as adversely to affect the business of the Company or any of the Subsidiaries as carried on at the date of this agreement) any person who has been contracted with or engaged to supply products, goods, materials or services to the Company or any of the Subsidiaries at any time during the period of 12 months preceding the date of this agreement,

                  7.3.3 approach, canvass, solicit or otherwise endeavour to entice away any person who at any time during the period of six months preceding the Completion Date shall be or shall have been an employee, officer, or manager, of the Company or any of the Subsidiaries with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business in competition with the business carried on by the Company or any of the Subsidiaries;

                  7.3.4 approach, canvas, solicit any person who at any time during the period of six months preceding the Completion Date shall have been a consultant, sub-contractor or agent of the Company or of any of the Subsidiaries with a view to using the knowledge or skills of such person to the detriment of the Company or the Subsidiaries.

         7.4 Each of the covenants contained in clauses 7.1, 7.2 and 7.3 shall constitute an entirely separate and independent restriction on the Vendor.

         7.5 References in this clause 6.1 to the "business of the Company or any of the Subsidiaries" shall include the business of the Company and/or any of the

                  Subsidiaries that may from time to time be transferred to any company within the Group.

         7.6 The Vendor agrees and acknowledges that the restrictions contained in this clause 6.1 are fair and reasonable and necessary to assure to the Purchaser the full value and benefit of the Shares but, in the event that any such restriction shall be found to be void or unenforceable but would be valid and effective if some part or parts thereof were deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.

8.       INTER-COMPANY DEBT

         8.1 The Purchaser shall on Completion procure the repayment by the Company of:

                  8.1.1 the sum of $624,005 being part of the outstanding indebtedness of the Company to the Vendor; and

                  8.1.2 the outstanding indebtedness of JSE to the Vendor of $200,000

                           (together "INTER-COMPANY DEBT").

         8.2 The sum of $175,000 ("BALANCE"), being the balance of the outstanding indebtedness of the Company to the Vendor shall, subject to clauses 8.3 and 8.4 be payable in six equal calendar monthly instalments (each an "INSTALMENT"). The first Instalment shall be payable on the expiration of one calendar month from the date of this agreement together with interest on the amount of the Balance outstanding at the end of each month at the rate of 10 per cent. per annum on the basis of the number of days elapsed and a 365 day year. In the event that an Instalment is payable on a day not being a Business Day, such Instalment shall be payable on the next Business Day. Any such repayment of the Balance or interest due shall be made without (and free and clear of any deduction for) set off or counterclaim.

         8.3 In the event that the Vendor enters into any arrangement with its creditors or analogous arrangements or is deemed to be insolvent or unable to pay its debt or a resolution or petition is presented for its winding up or is subject to Chapter 7 or Chapter 11 proceedings or any analogous proceedings (an "INSOLVENCY EVENT"), any Instalments not yet paid to the Vendor shall immediately cease to be payable. If any such Insolvency Event ceases to apply to the Vendor within six months of the date of such Insolvency Event and no other Insolvency Event has occurred (which has not ceased within six months) any Instalments not yet paid shall become repayable in accordance with clause 8.2.

         8.4 If both the Escrow Agreement and the Licence Agreement are entered into prior to the payment of the total amount of the Balance, any amount of unpaid Balance together with any interest accrued on such Balance pursuant to clause 8.2 shall be immediately payable by the Purchaser to the Vendor whether such sum has fallen due for payment pursuant to clause 8.2 or not.

         8.5 The Vendor shall on Completion procure the repayment of the outstanding indebtedness of:

                  8.5.1 $64,886 by Javelin Systems International Pte Limited to JSE; and

                  8.5.2    $35,598 by Javelin Australia to JSE.

         8.6 The Vendor shall on Completion repay the outstanding indebtedness of $89,748 by the Vendor to Jade.

         8.7 The receipt of the Vendor's Solicitor in respect of the amounts payable pursuant to clauses 8.1.1 and 8.1.2 shall be a full discharge in respect of the indebtedness referred to in clauses 8.1.1 and 8.1.2 and the receipt of the Purchaser's Solicitor in respect of amounts payable pursuant to clauses 8.5.1, 8.5.2 and 8.6 shall be a full discharge in respect of the indebtedness referred to in clauses 8.5.1, 8.5.2 and 8.6.

9.       ESCROW AGREEMENT

         The Parties hereby undertake to each other to use their best endeavours to procure that the Escrow Agreement is entered into as soon as possible immediately following the signing of this agreement and the parties shall negotiate the Escrow Agreement and conduct such negotiations in good faith and with all due haste.

10.      TOOLING

         The Vendor hereby undertakes to the Purchaser to use its best endeavours to procure that Javelin Systems International Pte Limited shall enter into the Licence Agreement as soon as possible immediately following the signing of this agreement and the parties shall negotiate the Escrow Agreement and conduct such negotiations in good faith and with all due haste.

11.      TRANSFER OF ASSETS

         The Vendor hereby undertakes to the Purchaser to procure that, in the event that the Vendor or any other member of the Vendor's Group owns any assets which are recorded, noted or referred to in the accounts, books, registers or other financial records of the Company or any of the Subsidiaries, which are used by the Company or any other member of the Group, then the Vendor or such member of the Vendor's Group (as the case may be) shall:

         11.1 if such assets are used exclusively by the Company or any member of the Group transfer gratuitously such assets absolutely to the Purchaser or the Company or any member of the Group as the Purchaser shall so direct; or

         11.2 if such assets are not used exclusively by the Company or any member of the Group grant to the Purchaser or the Company or any member of the Group as the Purchaser shall so direct a gratuitous perpetual worldwide licence to use such assets.

12.      FURTHER ASSURANCE AND ATTORNEY

         12.1 On and after Completion, the Vendor shall, at the request of the Purchaser, do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this agreement.

         12.2 On and after Completion, at the request of the Purchaser, the Vendor shall execute or procure the execution under seal or as a deed of a power of attorney in the agreed form in favour of the Purchaser or such person as may be nominated by the Purchaser generally in respect of the Shares and in particular to enable the Purchaser (or its nominee) to attend and vote at general meetings of the Company during the period prior to the name of the Purchaser (or its nominee) being entered on the register of members of the Company in respect of the Shares.

13.      INFORMATION

         13.1 The Vendor shall provide or procure to be provided to the Purchaser all such information in their possession or under its control as the Purchaser shall from time to time reasonably require relating to the business and affairs of the Company and/or any of the Subsidiaries and in any case where such information is not the exclusive property of the Company and/or any of the Subsidiaries will give or procure to be given to the Purchaser, its directors and agents reasonable access to such information and will permit the Purchaser to take copies of the same.

         13.2 Subject to clause 13.3 the Purchaser hereby agrees that for the period of seven years from the Completion Date it will allow the Vendor and its representatives reasonable access to those financial records of the Company and the Subsidiaries which relate to the period prior to Completion.

         13.3 The Vendor undertakes to pay all reasonable costs incurred by the Purchaser or any member of the Group in complying with clause 13.2.

14.      ANNOUNCEMENTS

         No announcement, communication or circular concerning this agreement shall be made by or on behalf of the parties hereto without the prior approval of the other or others (such approval not to be unreasonably withheld or delayed) save for:

         14.1 announcements to employees, customers, suppliers and agents of the Company and/or any of the Subsidiaries and/or the Purchaser and/or any company which is a member of the same group as the Purchaser in such form as may be reasonably required by the Purchaser; and

         14.2 such announcements as may be required by statute and/or any regulatory authority and/or the Securities and Exchange Commission.

15.      COSTS

         Other than expressly provided in this agreement, each of the parties shall bear and pay its own legal, accountancy and other fees and expenses incurred in and incidental to the preparation and implementation of this agreement and of all other documents in the agreed form.

16.      SUCCESSORS AND ASSIGNMENT

         16.1 This agreement shall be binding on and enure for the benefit of each party's successors and personal representatives but shall not be assignable except that:

                  16.1.1 the Purchaser may assign the whole or any part of the benefit of this agreement to any transferee of any shares in the capital of the Company; and

                  16.1.2 the Purchaser may assign its rights under this agreement to any company of which it is a subsidiary or of which it is a holding company.

         16.2 Except as otherwise expressly provided, all rights and benefits under this agreement are personal to the parties and may not be assigned at law or in equity without the prior written consent of each other party.

17.      ENTIRE AGREEMENT

         17.1 This agreement (including the schedules to it) and any documents in the agreed form ("ACQUISITION DOCUMENTS") constitute the entire agreement between the parties with respect to the subject matter of this agreement.

         17.2 Except for any misrepresentation or breach of warranty which constitutes fraud:

                  17.2.1 the Acquisition Documents supersede and extinguish all previous agreements between the parties relating to the subject matter thereof and any representations and warranties previously given or made other than those contained in the Acquisition Documents;

                  17.2.2 each party acknowledges to the other (and shall execute the Acquisition Documents in reliance on such acknowledgement) that it has not been induced to enter into any such documents by nor relied on any representation or warranty other than the representations and/or warranties contained in such documents;

                  17.2.3 each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this agreement or any of the other Acquisition Documents by reason of any misrepresentation and/or warranty not set forth in any such document.

         17.3 Each of the parties acknowledges and agrees for the purposes of the Misrepresentation Act 1967 and the Unfair Contract Terms Act 1977 that the provisions of this clause 17 are reasonable.

18.      TIME FOR PERFORMANCE

         Time shall not be of the essence of this agreement but following failure by any party to comply with any provision of this agreement time may be made of the essence by any other party giving to the party in default two Business Days' notice to that effect.

19.      VARIATIONS

         No variation of this agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties to this agreement.

20.      WAIVER

         No waiver by either party of any breach or non-fulfilment by the other party of any provisions of this agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this agreement shall constitute a waiver thereof. No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of each party provided in this agreement are cumulative and not exclusive of any rights and remedies provided by law.

21.      AGREEMENT CONTINUES IN FORCE

         This agreement shall remain in full force and effect so far as concerns any matter remaining to be performed at Completion even though Completion shall have taken place.

22.      SEVERABILITY

         The invalidity, illegality or unenforceability of any provisions of this agreement shall not affect the continuation in force of the remainder of this agreement.

23.      NOTICES

         Any notice to be given pursuant to the terms of this agreement shall be given in writing to the party due to receive such notice at (in the case of a company) its registered office from time to time or (in the case of an individual) at his address set out in this agreement or such other address as may have been notified to the other parties in accordance with this clause 23. Notice shall be delivered personally or sent by first class prepaid recorded delivery or registered post (airmail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (21 days if sent by airmail) and in the case of facsimile transmission on completion of the transmission provided that the sender shall have received printed confirmation of transmission.

24.      COUNTERPARTS

         This agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

25.      THIRD PARTY RIGHTS

         A person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

26.      GOVERNING LAW AND DISPUTE RESOLUTION

         26.1 This agreement shall be governed by and construed in accordance with the laws of England.

         26.2 Any dispute arising out of or in connection with this agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by, and conducted under the rules of, the London Court of International Arbitration. The arbitration tribunal shall consist of a sole arbitrator selected in accordance with such rules. The place of arbitration shall be London.

         26.3 To the extent that clause 26.2 does not apply for whatever reason or the parties agree that clause 26.2 does not apply, the parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement and that accordingly, any suit, action or proceedings arising out of or in connection with this agreement shall be brought in such courts.

IN WITNESS of which the parties or their duly authorised representatives have executed this agreement as a deed.

                                   SCHEDULE 1

                                     PART 1

                                   THE COMPANY

1.  Registered number:                  2511516

2.  Date of incorporation:              13 June 1990

3.  Place of incorporation:             United Kingdom

4.  Registered office:                  Javelin House, Clayton Road, Birchwood,
                                        Warrington, Cheshire WA3 6RP

5.  Principal business:                 Software consultancy supply

6.  Authorised share capital:           (pound)263,500

                      Description:      Ordinary shares of(pound)1 each

    Number of shares:                   263,500

    Issued share capital:               (pound)263,500

    Description:                        Ordinary shares of(pound)1 each

    Number of shares:                   263,500

    Amount paid up:                     Fully paid

7.  Directors - full names and usual    Anthony B Sampson - 3 Blueberry Road,
    residential addresses:              Bowdon, Altrincham, Cheshire WA14 3LS

                                        Moray Boyd - 3 Oldstead Grove Ferncrest,
                                        Bolton, Lancashire BL3 4XN

8.  Secretary - full name and usual     Anthony B Sampson as above
    residential address:

9.  Accounting reference date:          30 June

10. Auditors:                           BDO Stoy Hayward

11. Tax residence:                      UK

12. Loan facilities:

13. Charges:                            27 January 1993 - Legal Mortgage -
                                        National Westminster Bank plc

                                        27 November 1998 - Mortgage Debenture -
                                        National Westminster Bank plc

                                     PART 2

                                THE SUBSIDIARIES




NAME AND REGISTERED NO.            DATE AND PLACE OF   DIRECTORS AND SECRETARY  AUTHORISED SHARE      ISSUED SHARE       PERCENTAGE
                                   INCORPORATION                                CAPITAL ((POUND)      CAPITAL ((POUND)   OWNED BY
                                                                                AND NO.)              AND NO.)           THE COMPANY
Jade Communications Limited        4 August 1993       Directors:               (pound)1,000,000 -    (pound)832,223-       100%
(2842141)                          United Kingdom      Anthony B Sampson,       1,000,000 ordinary    832,223 ordinary
                                                       Moray Boyd, Mark         shares of (pound)1    shares of(pound) 1
                                                       Brackley

                                                       Secretary:  Anthony
                                                       Sampson

Javelin Systems (Europe) Limited   13 March 1998       Directors:               (pound)1,000 - 1,000  (pound)1,000 - 1000   100%
(3527168)                          United Kingdom      Anthony B Sampson,       ordinary shares of    ordinary shares of
                                                       Moray Boyd               (pound)1              (pound)1

                                                       Secretary:  Anthony B
                                                       Sampson


                                   SCHEDULE 2

                                 THE WARRANTIES

1.       CAPACITY AND OWNERSHIP OF SHARES

         1.1 The Vendor has full power and authority and have taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this agreement and each of the documents in the agreed form to be executed on or before Completion which constitute valid and binding obligations on the Vendor in accordance with their terms.

         1.2 Neither the Vendor nor any person connected with the Vendor has any interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

         1.3 The Shares constitute the whole of the allotted and issued share capital of the Company and have been properly allotted and issued.

         1.4 There is no Encumbrance on, over or affecting the shares or any of them or the shares in the Subsidiaries or any unissued shares in the capital of the Company and there is no agreement or commitment to give or create any Encumbrance or negotiations which may lead to such an agreement or commitment and no claim has been made by any person to be entitled to an Encumbrance in relation thereto.

         1.5 The Vendor is entitled to sell and transfer the full legal and beneficial ownership in the Shares to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding upon the Vendor or any of its property.

         1.6 Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, transfer, redemption or repayment of, any shares in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

         1.7 There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Vendor in respect of the Shares or the shares in the Subsidiaries or the Vendor's entitlement to dispose of the Shares or the shares in the Subsidiaries and there are no facts known to the Vendor which might give rise to any such proceedings or any such dispute.

         1.8 Neither the Shares nor (so far as the Vendor is aware) any of the Company's assets have been the subject of a transaction at an undervalue within the meaning of part IX or part VI of the Insolvency Act 1986.

         1.9 The Company has not exercised nor purported to exercise or claim any lien over the Shares and no call on the Shares is outstanding and all the Shares are fully paid up.

         1.10 The Company has not at any time given any financial assistance in connection with the purchase of shares as would fall within the provisions of sections 151 to 157 of the 1985 Act.

2.       ASSETS

         So far as the Vendor is aware:

         2.1 all the property and assets which are described and included in the Accounts and/or in the books of account or records of the Company or which are used in connection with the business of the Company or which are in the reputed ownership of the Company or are situated on the Properties are:

                  2.1.1 legally and beneficially owned by the Company with good and marketable title free from all questions or doubts; and/or

                  2.1.2 in the possession or under the control of the Company and/or;

                  2.1.3 free from all Encumbrances and there is not any agreement or commitment to give or create, and no claim has been made by any person entitled to any Encumbrance; and/or

                  2.1.4    situated in the United Kingdom; and/or

         2.2 none of the assets referred to in paragraph 2.1 are the subject of any assignment, royalty, overriding royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement for payment on deferred terms or any similar agreement or arrangement.

3.       LIABILITIES

         Except to the extent disclosed in the Accounts, neither the Vendor nor any member of the Vendor's Group has created or otherwise caused to be created any:

         3.1 liability, borrowings or indebtedness in the nature of borrowings;

         3.2 guarantee, indemnity or undertaking (whether or not legally binding); or

         3.3 Encumbrance or any obligation (including a conditional obligation) to create an Encumbrance;

         to which the Company is subject or is bound.

                                   SCHEDULE 3

                                   COMPLETION

1.       The Vendor shall deliver or procure to be delivered to the Purchaser:

         1.1 duly executed transfers of the Shares in favour of the Purchaser or its nominee(s) together with duly executed powers of attorney or other authorities pursuant to which any transfers have been executed and evidence to the Purchaser's satisfaction of the authority of any person signing on its behalf;

         1.2 the relevant share certificates (or an express indemnity in a form satisfactory to the Purchaser in the event of any found to be missing) in respect of the Shares;

         1.3 the written resignation in the agreed form of Richard Stack as a director of the Company and the Subsidiaries;

         1.4 the irrevocable and unconditional deed of release in the agreed form duly executed on behalf of the Vendor in relation to the Inter-Company Debt and releasing the Company and/or any of the Subsidiaries from any liability whatsoever (actual or contingent) which may be owing to the Vendor or any person connected with any of it by the Company or any such Subsidiary;

         1.5 the common seal and statutory books (including minute books) and books of account of the Company and the Subsidiaries made up to the Completion Date;

         1.6 share certificates in respect of all the issued shares of each of the Subsidiaries held by the Company or any of the Subsidiaries together with duly executed transfers in blank and declarations of trust in respect of all such shares as are beneficially owned by but not registered in the name of the Company or a Subsidiary;

2. The Vendor shall procure that meetings of the boards of directors of the Company and each of the Subsidiaries are convened and held at which resolutions in the form set out in the Completion Board Minutes are duly passed.

3. The Purchaser shall pay to the Vendor's Solicitors by transfer of funds through a UK clearing bank the sum of $759,768 representing the net amount of the aggregate sums payable by, or procured to be paid by the Purchaser under clauses 3 and 8.1 (total $950,000) less the aggregate of the sums payable by or procured to be payable by the Vendor under clauses 8.5 and 8.6 (total $190,232) The receipt of such sum by the Vendor's Solicitors shall be a sufficient discharge to the Purchaser in respect of the sums payable under clauses 3 and 8.1 and shall be a sufficient discharge to the Vendor in respect of the sums payable pursuant to clauses 8.5 and 8.6 and neither the Purchaser nor the Vendor shall not be concerned to see to the application of such sums.

EXECUTED (but not delivered until the date hereof) as a    )
deed by ASPEON INC. acting by its duly authorised          )
representatives:                                           )


         Director                                          "Richard Stack"


         Secretary                                         "Donald Rutherford"



EXECUTED (but not delivered until the date hereof) as a ) deed by BROOMCO (2647) LIMITED) acting by two directors ) or one director and the secretary: )
                                                           )


         Director                                          "Mark Brackley"

         Director/Secretary                                "Anthony Sampson"

                                   ANNEXURE A

(AS REFERRED TO IN THE AGREEMENT BETWEEN ASPEON INC. (1) AND BROOMCO (2647) LIMITED (2) DATED 2002)



ACCOUNTS